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                                    EXHIBIT A

     DIRECTORS AND EXECUTIVE OFFICERS OF AMERICAN INTERNATIONAL GROUP, INC.

M. Bernard Aidinoff    Director            Retired Partner, Sullivan & Cromwell LLP    Sullivan & Cromwell LLP, 125 Broad Street,
                                                                                       New York, New York 10004

Pei-yuan Chia          Director            Retired Vice Chairman, Citicorp and         c/o 70 Pine Street, New York, New York 10270
                                           Citibank, N.A.

Marshall A. Cohen      Director            Counsel, Cassels, Brock & Blackwell         Cassels, Brock & Blackwell, 40 King Street
                                                                                       West, 20th Floor, Toronto, Ontario M5H 3C2

William S. Cohen       Director            Chairman and Chief Executive Officer, The   The Cohen Group, 1200 19th St., N.W., Suite
                                           Cohen Group                                 400, Washington, D.C. 20036

Martin S. Feldstein    Director            Professor of Economics, Harvard             National Bureau of Economic Research, Inc.,
                                           University; President and CEO, National     1050 Massachusetts Avenue, Cambridge,
                                           Bureau of Economic Research                 Massachusetts 02138

Ellen V. Futter        Director            President, American Museum of Natural       American Museum of Natural History, Central
                                           History                                     Park West at 79th Street, New York, New York
                                                                                       10024

Steven L. Hammerman    Director            Retired; Former Deputy Commissioner for     c/o 70 Pine Street, New York, New York 10270
                                           Legal Matters for the New York Police
                                           Department and Vice Chairman, Merrill
                                           Lynch & Co., Inc.

Carla A. Hills         Director            Chairman and CEO, Hills & Company           Hills & Company, 901 15th Street, N.W.,
                                                                                       Washington, DC 20005

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
Richard C. Holbrooke   Director            Vice Chairman, Perseus LLC                  Perseus LLC, 1235 Avenue of the Americas,
                                                                                       New York, New York, 10019

Donald P. Kanak        Director and        Executive Vice Chairman & Chief Operating   70 Pine Street, New York, New York 10270
                       Executive Officer   Officer

George L. Miles        Director            President and Chief Executive Officer,      4802 Fifth Avenue, Pittsburgh, Pennsylvania
                                           WQED Multimedia                             15213

Morris W. Offit        Director            Co-Chief Executive Officer, Offit Hall      65 East 55th Street, New York, New York 10022
                                           Capital Management LLC

Martin J. Sullivan     Director and        President and Chief Executive Officer       70 Pine Street, New York, New York 10270
                       Executive Officer

Michael H. Sutton      Director            Consultant; Former Chief Accountant of the  c/o 70 Pine Street, New York, New York 10270
                                           United States Securities and Exchange
                                           Commission

Edmund S.W. Tse        Director and        Senior Vice Chairman - Life Insurance       American International Assurance Co., Ltd., 1
                       Executive Officer                                               Stubbs Road, Hong Kong

Frank G. Zarb          Director            Chairman, Frank Zarb Associates, LLC;       375 Park Avenue, New York, New York 10152
                                           Senior Advisor, Hellman & Friedman LLC

Thomas R. Tizzio       Executive Officer   Senior Vice Chairman - General Insurance    70 Pine Street, New York, New York 10270

Dr. Jacob A. Frenkel   Executive Officer   Vice Chairman - Global Economic Strategies  70 Pine Street, New York, New York 10270

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
Frank G. Wisner        Executive Officer   Vice Chairman - External Affairs            70 Pine Street, New York, New York 10270

Steven J. Bensinger    Executive Officer   Executive Vice President & Chief Financial  70 Pine Street, New York, New York 10270
                                           Officer

Rodney O. Martin, Jr.  Executive Officer   Executive Vice President - Life Insurance   2929 Allen Parkway, Houston, Texas 77019

Kristian P. Moor       Executive Officer   Executive Vice President - Domestic         70 Pine Street, New York, New York 10270
                                           General Insurance

Win J. Neuger          Executive Officer   Executive Vice President & Chief            70 Pine Street, New York, New York 10270
                                           Investment Officer

R. Kendall Nottingham  Executive Officer   Executive Vice President - Life Insurance   70 Pine Street, New York, New York 10270

Robert B. Sandler      Executive Officer   Executive Vice President, Domestic          70 Pine Street, New York, New York 10270
                                           Personal Lines

Nicholas C. Walsh      Executive Officer   Executive Vice President - Foreign General  70 Pine Street, New York, New York 10270
                                           Insurance

Jay S. Wintrob         Executive Officer   Executive Vice President - Retirement       AIG Retirement Services, Inc., 1999 Avenue
                                           Services                                    of the Stars, Los Angeles, California 90067

William N. Dooley      Executive Director  Senior Vice President - Financial Services  70 Pine Street, New York, New York 10270

Axel I. Freudmann      Executive Officer   Senior Vice President - Human Resources     70 Pine Street, New York, New York 10270

David L. Herzog        Executive Officer   Senior Vice President & Comptroller         70 Pine Street, New York, New York 10270

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
Robert E. Lewis        Executive Officer   Senior Vice President & Chief Risk Officer  70 Pine Street, New York, New York 10270

Ernest T. Patrikis     Executive Officer   Senior Vice President & General Counsel     70 Pine Street, New York, New York 10270

Michael E. Roemer      Executive Officer   Senior Vice President & Director of         70 Pine Street, New York, New York 10270
                                           Internal Audit

Brian T. Schreiber     Executive Officer   Senior Vice President - Strategic Planning  70 Pine Street, New York, New York 10270

Richard W. Scott       Executive Officer   Senior Vice President - Investments         70 Pine Street, New York, New York 10270

Kathleen E. Shannon    Executive Officer   Senior Vice President and Secretary         70 Pine Street, New York, New York 10270

Keith Duckett          Executive Officer   Vice President - Administration             70 Pine Street, New York, New York 10270

Robert A. Gender       Executive Officer   Vice President & Treasurer                  70 Pine Street, New York, New York 10270

Charlene M. Hamrah     Executive Officer   Vice President & Director of Investor       70 Pine Street, New York, New York 10270
                                           Relations

Peter K. Lathrop       Executive Officer   Vice President & Director of Taxes          70 Pine Street, New York, New York 10270

Eric N. Litzky         Executive Officer   Vice President - Corporate Governance       70 Pine Street, New York, New York 10270

Steven A. Rautenberg   Executive Officer   Vice President - Communications             70 Pine Street, New York, New York 10270

Christopher D. Winans  Executive Officer   Vice President - Media Relations            70 Pine Street, New York, New York 10270

      DIRECTORS AND EXECUTIVE OFFICERS OF STARR INTERNATIONAL COMPANY, INC.

Maurice R. Greenberg   Chairman of the     Chairman of the Board and director,         399 Park Avenue, 17th Floor, New York,
                       Board and           Starr International Company,                New York 10022
                       Director            Inc. and C.V. Starr & Co., Inc.; Chief
                                           Executive Officer, C.V. Starr & Co., Inc.;
                                           trustee of C.V. Starr & Co., Inc. Trust;
                                           member, director and Chairman of the
                                           Board, The Starr Foundation.

Edward E. Matthews     Managing Director   Managing Director, Starr International      399 Park Avenue, 17th Floor, New York,
                                           Company, Inc.; director and President,      New York 10022
                                           C.V. Starr & Co., Inc.; trustee,
                                           C.V. Starr & Co., Inc. Trust; member
                                           and director, The Starr Foundation.


L. Michael Murphy      President and       President and director, Starr               Mercury House, 101 Front Street,
                       Director            International Company, Inc.                 Hamilton HM12, Bermuda

Houghton Freeman       Director            President, Freeman Foundation               499 Taber Hill Road, Stowe, VT 05672

Howard I. Smith        Director            Vice Chairman-Finance and Secretary,        399 Park Avenue, 17th Floor, New York,
                                           C.V. Starr & Co., Inc.                      NY 10022

John J. Roberts        Director            Senior Advisor, American International      Concordia Farms
                                           Group, Inc.                                 P.O. Box 703, Easton, MD 21601

Ernest Stempel         Director            Senior Advisor and Honorary Director,       70 Pine Street, New York,
                                           American International Group, Inc.          NY 10270

Cesar Zalamea          Director            President and Chief Executive Officer,      Suite 1405-7, Two Exchange Square,
                                           Starr International Company (Asia),         8 Connaught Place, Central, Hong Kong
                                           Limited

           DIRECTORS AND EXECUTIVE OFFICERS OF C.V. STARR & CO., INC.

Maurice R. Greenberg      Chairman of the          (See above)                               (See above)
                          Board, director and
                          Chief Executive
                          Officer

Howard I. Smith           Vice Chairman-Finance    (See above)                               (See above)
                          and Secretary

Edward E. Matthews        President and Director   (See above)                               (See above)

J. Christopher Flowers    Director                 Chairman of the Board of Directors,       717 Fifth Avenue, 26th Floor,
                                                   J.C. Flowers and Co. LLC                  New York, NY 10022

Houghton Freeman          Director                 (See above)                               (See above)

Thomas Kempner            Director                 Chairman and Chief Executive              61 Broadway, Room 2450,
                                                   Officer of Loeb Partners Corporation      New York, NY 10006

John J. Roberts           Director                 (See above)                               (See above)

Cesar Zalamea             Director                 (See above)                               (See above)
